EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting part of this Registration Statement on Form S-3 of Global Telecommunication Solutions, Inc. of our report dated December 12, 1995, except as to the merger described in Note 12, which is as of February 29, 1996, with respect to the financial statements of Global Link Teleco Corp., included in Global Telecommunication Solutions, Inc.'s Form 8-K/A Amendment No. 1 to Form 8-K dated May 10, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP


June 25, 1996


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